UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                            FORM 8-K/A
                         Amendment No. 1

                          CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                         February 9, 2004
         Date of Report (Date of earliest event reported)



             SKINOVATION PHARMACEUTICAL INCORPORATED
   (Name of small business issuer as specified in its charter)


        NEVADA                     000-30991                87-0458170
  (State of incorporation)    (Commission File No.)      (I.R.S. Employer
                                                         Identification No.)

                      2157 S. Lincoln Street
                    Salt Lake City, Utah 84106
                          (801) 323-2395
  (Address and telephone number of principal executive offices)



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ITEM 4: CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Our independent auditors, Chisholm & Associates, Certified Public Accountants resigned as our independent auditors on February 9, 2004 and our board of directors approved the engagement of Chisholm, Bierwolf & Nilson, LLC as our independent auditors on February 13, 2004. Chisholm & Associates had audited our financials statements for the past two fiscal years ended December 31, 2002 and 2001 and its reports for each of the two fiscal years were modified as to the uncertainty of our ability to continue as a going concern. Except for this modification, the reports did not contain an adverse opinion, disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Chisholm & Associates on any matter regarding accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the past two fiscal years or any subsequent interim period preceding the date of resignation.

During the two most recent fiscal years ended December 31, 2003 and 2002, and through February 12, 2004, we did not consult with Chisholm, Bierwolf & Nilson, LLC regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that Chisholm, Bierwolf & Nilson, LLC concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event.

ITEM 7:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

   (c)    Exhibits.

   16     Letter of agreement from Chisholm & Associates



                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Skinovation Pharmaceutical Incorporated


Date:   March 16, 2004         By: /s/ John W. Peters
                                  ____________________________________________
                                  John W. Peters
                                  President and Director